--------------------------------------------------------------------------------
Notice of Grant of Stock Options |   Composite Technology Corporation
and Option Agreement             |   2026 McGaw Avenue, Irvine, CA 92614
---------------------------------|

Name: Michael D. McIntosh
Address: 12635 E. Montview Blvd.     Option Number:
Suite 370                            Optionee ID: must be provided within 3 days
Aurora, CO  80010
--------------------------------------------------------------------------------

Effective Monday, January 9, 2006 (the "Grant Date"), you have been granted a Non-Qualified Stock Option to purchase 325,000 shares of Composite Technology Corporation, a Nevada corporation (the "Corporation"), Common Stock at an exercise price of $1.04 per share ("Exercise Price"), exercisable upon vesting as set forth below (the "Option"):

---------------------------------------------------------------------------------------------------
Portion            Number of Months        % of Option       Accumulated % of
Vesting        since vesting start date   Grant Vesting    Option Grant vesting    Number of shares
---------------------------------------------------------------------------------------------------
1st Portion                           3             8.3%                    8.3%             27,000
2nd Portion                           6             8.3%                   16.6%             27,000
3rd Portion                           9             8.3%                   24.9%             27,000
4th Portion                          12             8.3%                   33.2%             27,000
5th Portion                          15             8.3%                   41.5%             27,000
6th Portion                          18             8.3%                   49.8%             27,000
7th Portion                          21             8.3%                   58.1%             27,000
8th Portion                          24             8.3%                   66.4%             27,000
9th Portion                          27             8.3%                   74.7%             27,000
10th Portion                         30             8.3%                     83%             27,000
11th Portion                         33             8.3%                   91.3%             27,000
12th Portion                         36             8.7%                    100%             28,000
XXXXXXX                              XX             XXX                     XXX            XXXXXXXX


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The Option  Shares shall vest and become  exercisable  as set forth  above.  The exercising and vesting of the Option Shares are subject to the acceleration provisions set forth in the Corporation's Stock Option Agreement referred to below. By your signature and the Corporation's signature below, you and the Corporation agree that this option is granted under and governed by the terms and conditions of the 2002 Non-Qualified Stock Compensation Plan (the "2002 Plan") and Stock Option Agreement, all of which are attached hereto and made a part of this document. If the spousal consent below is not signed, you represent and warrant that you are not married.
--------------------------------------------------------------------------------
For:  Composite Technology Corporation,                By:   Michael D. McIntosh
      a Nevada corporation

By:   /s/Benton H Wilcoxon                                /s/Michael D. McIntosh
      Benton H Wilcoxon,
      Chief Executive Officer

Date: January 9, 2006                                  Date: January 9, 2006

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read the Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.


_________________________________       _______________________________
Spouse:__________________________       Date


Composite Technology Corporation 2002 Plan Option Agreement Version: 2006/1

                        COMPOSITE TECHNOLOGY CORPORATION

                             STOCK OPTION AGREEMENT

                                R E C I T A L S :
                                -----------------


      WHEREAS the Optionee has or is to render valuable services to the Corporation (or a Parent or Subsidiary), and the Corporation wishes to grant the Optionee a stock option pursuant to this Agreement; and

      WHEREAS all capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

      NOW, THEREFORE, it is hereby agreed as follows:

      1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Section 2 hereof at the Exercise Price.

      2. Option Term. This Option shall terminate on December 31, 2011 (the "Expiration Date") and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Sections 6 or 7 hereof.

      3. Dates of Exercise. This Option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date subject to the provisions of termination and accelerated vesting or sooner termination of the option term under Sections 6 or 7 hereof.

      4. Manner of Exercising Option.

            (a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

                  (i) Execute and deliver to the Chief Executive Officer of the Corporation the Option Exercise Form.

                  (ii) Pay the aggregate of the number of options exercised multiplied by the Exercise Price for the purchased shares in one or more of the following forms: (A) cash or (B) cashiers' check, (C) certified check, (D) bank draft, (E) money order or (F) wire transfer.

                  (iii) Furnish to the Corporation appropriate documentation (A) confirming the identity of the person or persons exercising the Option and (B) confirming that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option and (C) establishing such person or persons residency and/or tax status under US applicable laws.

                  (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise. In this respect, however, the Corporation shall have the right at its sole discretion before the delivery of any Option Shares pursuant to an exercise, the Corporation shall be entitled to deduct or withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any federal, state and local taxes required to be paid or withheld with respect to such exercise

            (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends (if any) affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

            (c) In no event may this Option be exercised for any fractional shares.

      5. Limited Transferability. This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

            6. Cessation of Service.

            (a) In the event that the Optionee shall (i) voluntarily resign from his position or, (ii) in the case of an Optionee who is a Director, such Optionee shall either refuse to stand for reelection when requested by the Chairman or the Board of Directors at any time within a 3 year period from the date of the Grant Notice or shall not be reelected at the Shareholders' Meeting at which such elections are annually scheduled to occur, then any portion of the Option that has not yet vested in accordance with the Grant Notice shall cease to be outstanding and shall immediately be cancelled as of the date of the termination Service, provided however, that any portion of the Option that has vested shall remain exercisable until the Expiration Date. For greater certainty, it is understood, that in the event of the occurrence of an event of cessation of Service provided by this Section 6(a), this Option may not be exercised in the aggregate for more than the number of vested Option Shares for which the Option is exercisable at the time of Optionee's cessation of Service.

            (b) In the event that the Optionee shall (i) be removed from his position as a Director of the Corporation for any reason other than Misconduct, or (ii)_not be asked to stand for reelection at any time within a 3 year period from the date of the Grant Notice, then any portion of the Option that has not yet vested in accordance with the Grant Notice shall immediately and fully vest such that the entire Option to acquire all of the Option shares shall be immediately exercisable and remain exercisable until the Expiration Date, provided however, that the Optionee shall have completed a term of Service with the Corporation of more than 6 full calendar months.

            (c) Should Optionee's Service be terminated for Misconduct, then this Option shall terminate immediately and cease to remain outstanding.

      7. Special Acceleration of Option.

            (a) In the event of a Change in Control, any portion of the Option to acquire the Option Shares that has not yet vested at the time of the Change in Control shall automatically accelerate so that such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully vested shares of Common Stock and remain exercisable until the Expiration Date, unless and to the extent: (i) this Option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction; or (ii) this Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the Option is granted and provides for subsequent payout of such cash amount within 3 month from the date of the Change in Control.

            (b) If this Option is assumed in connection with a Change in Control (or otherwise continued in full force and effect), then this Option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to Optionee in consummation of such Change in Control had the Option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

            (c) This Option may also be subject to acceleration in accordance with the terms of any special Addendum attached to this Agreement.

            (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to: (i) the total number and/or class of securities subject to this Option; and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

      9. Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.

      10. Compliance with Laws and Regulations.

            (a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or a NASDAQ market or the Over-the-Counter Bulletin Board, as applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

            (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

      11. Successors and Assigns. Except to the extent otherwise provided in Sections 5 and 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

      12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's name on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

      13. Construction. All decisions of the Board with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this Option. Nothing in this Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's service at any time for any reason, with or without cause.

      14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                    APPENDIX


      The following definitions shall be in effect under the Agreement:

      A. Agreement shall mean this Stock Option Agreement.

      B. Board shall mean the Corporation's Board of Directors.

      C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

            (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

            (ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than forty-five percent (45%) of the total combined voting power of the Corporation's outstanding securities,

            (iii) in the event that either (a) Benton H Wilcoxon shall cease to be a member of the Board of Directors of the Corporation for any reason except if he shall 1) freely resign, 2) be incapable of fulfilling his role as a director for any reason and such reason is anticipated to extend for a period of more than 90 days or 3) be legitimately removed for grossly negligent or willful misconduct, or (b) a majority of the Directors shall be replaced for any reason or a new majority of directors shall be created by new appointments that create a majority of newly appointed Directors and such new majority is not appointed with the consent of the majority of the existing Directors

            (iv) any transfer or other disposition of all or substantially all of the Corporation's assets, or

            (v) a change in the control of the Corporation occurs as such term is defined in Rule 405 under the 1933 Act.

      D. Code shall mean the Internal Revenue Code of 1986, as amended.

      E. Common Stock shall mean shares of the shares of the Corporation's common stock.

      F. Corporation shall mean Composite Technology Corporation, a Nevada corporation.

      G. Director shall mean an individual who is a member of the Board of Directors of the Corporation (or any Parent or Subsidiary).

      H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      I. Exercise Date shall mean the date on which the Option shall have been exercised in accordance with Section 4 of the Agreement.


                                    APPENDIX

      J. Exercise Price shall mean the exercise price per Option Share as specified in to Notice of Grant of Stock Option.

      K. Expiration Date shall mean the date on which the Option expires as specified in Section 2 of the Agreement.

      L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on any Nasdaq market, national quotation system, or Over-the-Counter Bulletin Board, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on thereon. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii) If the Common Stock can not be determined pursuant to the foregoing sections, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

      M. Grant Date shall mean the date of grant of the Option as specified in the Grant Notice.

      N.  Grant   Notice  shall  mean  the  Notice  of  Grant  of  Stock  Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

      O. Immediate Family shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

      P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      Q. Involuntary Termination shall mean the termination of Optionee's Service by reason of:

            (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

            (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.


                                    APPENDIX

      R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by Optionee or the causing of damage by gross negligence, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

      S. 1933 Act shall mean the Securities Exchange Act of 1933, as amended.

      T. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      V. Option shall mean the Option granted pursuant to the decision of the Committee or, in the absence of a Committee, the Board of Directors of the Corporation and the terms of this Agreement.

      W. Option Exercise Form shall mean the notice of exercise in the form attached as Exhibit 1.

      X. Option Shares shall mean the number of shares of Common Stock subject to the Option as specified in the Grant Notice.

      Y. Optionee shall mean the person to whom the Option is granted as specified in the Grant Notice.

      Z. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      AA. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      BB. 2002 Plan shall mean the 2002 Non-Qualified Stock Compensation Plan attached hereto as Exhibit 2 and as may be modified from time to time provided that such modifications shall have been approved and registered with the Securities Exchange Commission.

      CC. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

      DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                    APPENDIX

                                    EXHIBIT 1

                              OPTION EXERCISE FORM

      Subject to the foregoing, Optionee hereby purchases __________________ shares of Common Stock (the "Shares") of the Corporation pursuant to that certain option (the "Option") granted to Optionee under the Stock Option Agreement (the "Option Agreement") between the Corporation and Optionee on ___________. Such shares are purchased at the exercise price of $______ per share for an aggregate exercise price of $__________________ (the "Exercise Price").

      Concurrently upon the delivery of this Agreement to the Corporation, Optionee is delivering the Exercise Price to the Corporation in accordance with and in the manner set forth in the Option Agreement and Optionee shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

      Dated: __________________


             ___________________________________________________
             Name of Optionee:


             ___________________________________________________
             address of residence:

                              __________________________________


             ___________________________________________________
             Optionee's social security number ("SS/N") or if no SS/N, his TIN or if no TIN his passport information including Nationality, Number of passport, date of issue and expiry, and issuing authority (a copy of the passport must also be attached)



                                    ___________________________________
                                    SIGNATURE OF SPOUSE

                                    ___________________________________
                                    NAME:

ACKNOWLEDGED BY:

Composite Technology Corporation,
a Nevada corporation



By:
   __________________________________
   Benton H Wilcoxon,
   Chief Executive Officer


                                    EXHIBIT 1
                                       -1-